Exhibit 3.20

(CORPORATION FOR PECUNIARY PROFIT)

ARTICLES OF INCORPORATION

of

R. E. DAILEY AND CO.

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, known as the Michigan General Corporation Act, as follows:

ARTICLE I.

The name of this corporation is R. E. Dailey and Co.

ARTICLE II.

The purpose or purposes of this corporation are as follows:

General contracting; buying and selling real estate; mortgages and investments.

(In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.)

ARTICLE III.

Location of the corporation is Detroit in the County of Wayne, State of Michigan

Post Office address of registered office in Michigan is

9900 Northlawn, Detroit, Wayne County, Michigan

ARTICLE IV.

The total authorized capital stock is

	(Preferred shs.)	Par Value	$	)
(1)	( )			)
	(Common 150,000 shs.)	Par Value	$ 1.00)

	(Preferred	)
and/or shares of (2)	(	)	without par value.
	(Common	)

(3)  The following is a description of each class of stock of the corporation with the voting powers, preferences and rights and the qualifications, limitations or restrictions thereof:

None.

The amount of paid in capital with which this corporation will begin business is $85,000.00.

ARTICLE V.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows:

		NUMBER OF SHARES
NAMES	RESIDENCE OR BUSINESS ADDRESS	Com.	Pref.	Non-Par Value
Ralph E. Dailey	22305 Long Blvd., Dearborn, Mich.	85,000

ARTICLE VI.

The names and addresses of the First Board of Directors are as follows:

NAME	OFFICE	ADDRESS

Ralph E. Dailey		22305 Long Blvd., Dearborn, Michigan

Bertland R. MacDonald		370 Pleasant Street, Birmingham, Michigan

Douglas R. Srigley		1619 Dime Building, Detroit, Michigan

ARTICLE VII.

The term of this corporation is fixed at thirty years.

ARTICLE VIII.

(Here insert any desired additional provisions authorized by the Act.)

ARTICLE IX.

The first paragraph, Subdivision 3 of Section 4, Act 327 Public Acts of 1931, may be here inserted by adding a rider.

IN WITNESS WHEREOF the incorporators have signed these Articles of Incorporation this 21st day of March A. D. 1946.

Ralph E. Dailey	/s/Ralph E. Dailey